Exhibit 5.2

October 10, 2019

D.R. Horton, Inc.

1341 Horton Circle

Arlington, TX 76011

Re:	D.R. Horton, Inc. Public Offering of $500,000,000 Principal Amount of its 2.500% Senior Notes due 2024

Registration Statement on Form S-3 (File No. 333-226644)

Ladies and Gentlemen:

We have acted as counsel to D.R. Horton, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-226644 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the prospectus supplement, dated October 7, 2019, filed with the Commission on October 8, 2019 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $500,000,000 principal amount of the Company’s 2.500% Senior Notes due 2024 (the “Notes”).

The Notes will be issued pursuant to the Indenture, dated as of October 10, 2019 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, as trustee (the “Trustee”), as modified in respect of the Notes by the First Supplemental Indenture, to be dated as of October 10, 2019 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”). The Notes have been offered pursuant to an Underwriting Agreement dated as of October 7, 2019 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named therein (the “Underwriters”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees (collectively, the “Note Documents”) and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

D.R. Horton, Inc.

October 10, 2019

In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A that is not a Specified Guarantor is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and on certificates and representations obtained from public officials and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and when the Notes with the Guarantees endorsed thereon have been duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantees of the Notes will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the laws of the States of California and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the States of New York, California and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

D.R. Horton, Inc.

October 10, 2019

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of: (1) Article Eight of the Certificate of Incorporation of CH Investments of Texas, Inc.; (2) Article Eight of the Certificate of Incorporation of CHTEX of Texas, Inc.; (3) Paragraph Eight of the Certificate of Incorporation of D.R. Horton, Inc. -Chicago (excluding the first three sentences thereof); and (4) Article Ten of the Certificate of Incorporation of Western Pacific Housing, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
C. Richard Dobson Builders, Inc.	Corporation	Virginia	No

CH Investments of Texas, Inc. (f/k/a CH Investments of Texas II, Inc.)	Corporation	Delaware	Yes

CHI Construction Company	Corporation	Arizona	No

CHTEX of Texas, Inc.	Corporation	Delaware	Yes

Continental Homes, Inc.	Corporation	Delaware	Yes

Continental Homes of Texas, L.P.	Limited Partnership	Texas	Yes

Continental Residential, Inc. (f/k/a L&W Investments, Inc.)	Corporation	California	Yes

D.R. Horton - CHAustin, LLC (f/k/a DRH Regrem XXXII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Colorado, LLC (f/k/a DRH Regrem XXXV, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Crown, LLC (f/k/a DRH Regrem XXVII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Emerald, Ltd. (f/k/a DRH Regrem VI, LP)	Limited Partnership	Texas	Yes

D.R. Horton - Georgia, LLC (f/k/a DRH Regrem XXX, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Indiana, LLC (f/k/a DRH Regrem XXXVI, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Iowa, LLC (f/k/a DRH Regrem XXXVIII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Highland, LLC (f/k/a DRH Regrem XXXIX, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Permian, LLC (f/k/a DRH Regrem XXXIII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Regent, LLC (f/k/a DRH Regrem XXVI, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Schuler Homes, LLC	Limited Liability Company	Delaware	Yes

D.R. Horton - Terramor, LLC (f/k/a DRH Regrem XL, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton - Texas, Ltd.	Limited Partnership	Texas	Yes

D.R. Horton - WPH, LLC (f/k/a (i) D.R. Horton - Atlanta, LLC and (ii) DRH Regrem XXIX, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton, Inc. - Birmingham	Corporation	Alabama	No

D.R. Horton, Inc. -Chicago	Corporation	Delaware	Yes

D.R. Horton, Inc. - Dietz-Crane (f/k/a DRH Regrem I, Inc.)	Corporation	Delaware	Yes

D.R. Horton, Inc. - Greensboro	Corporation	Delaware	Yes

D.R. Horton, Inc. - Gulf Coast (f/k/a DRH Regrem V, Inc.)	Corporation	Delaware	Yes

D.R. Horton, Inc. - Huntsville (f/k/a DRH Regrem XIII, Inc.)	Corporation	Delaware	Yes

D.R. Horton, Inc. - Jacksonville (f/k/a D.R. Horton, Inc. - San Diego)	Corporation	Delaware	Yes

D.R. Horton, Inc. - Louisville (f/k/a D.R. Horton, Inc. - Albuquerque)	Corporation	Delaware	Yes

D.R. Horton, Inc. - Midwest (f/k/a (i) DRH Cambridge Homes, Inc. and (ii) D.R. Horton Sacramento Management Company, Inc.)	Corporation	California	Yes

D.R. Horton, Inc. - Minnesota	Corporation	Delaware	Yes

D.R. Horton, Inc. - New Jersey	Corporation	Delaware	Yes

D.R. Horton, Inc. - Portland	Corporation	Delaware	Yes

D.R. Horton, Inc. - Torrey	Corporation	Delaware	Yes

D.R. Horton BAY, Inc. (f/k/a (i) D.R. Horton OCI, Inc., (ii) D.R. Horton Orange County, Inc. and (iii) DRH Regrem IX, Inc.)	Corporation	Delaware	Yes

D.R. Horton CA2, Inc. (f/k/a D.R. Horton, Inc. - Sacramento)	Corporation	California	Yes

D.R. Horton CA3, Inc. (f/k/a (i) DRH Regrem IV, Inc. and (ii) D.R. Horton, Inc. - Fresno)	Corporation	Delaware	Yes

D.R. Horton CA4, LLC (f/k/a DRH Regrem XXXI, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Corporation	Delaware	Yes

D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Corporation	Delaware	Yes

D.R. Horton Los Angeles Holding Company, Inc.	Corporation	California	Yes

D. R. Horton Management Company, Ltd. (f/k/a Meadows Management Company, Ltd.)	Limited Partnership	Texas	Yes

D.R. Horton Materials, Inc. (f/k/a DRH Regrem III, Inc.)	Corporation	Delaware	Yes

D.R. Horton Serenity Construction, LLC (f/k/a DRH Regrem VIII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton VEN, Inc. (f/k/a (i) D.R. Horton LAV, Inc. and (ii) D.R. Horton San Diego Holding Company, Inc.)	Corporation	California	Yes

DRH - HWY 114, LLC (f/k/a DRH Regrem XLI, LLC)	Limited Liability Company	Delaware	Yes

DRH Cambridge Homes, LLC	Limited Liability Company	Delaware	Yes

DRH Construction, Inc.	Corporation	Delaware	Yes

DRH Regrem VII, LP	Limited Partnership	Texas	Yes

DRH Regrem XII, LP	Limited Partnership	Texas	Yes

DRH Regrem XIV, Inc.	Corporation	Delaware	Yes

DRH Regrem XV, Inc.	Corporation	Delaware	Yes

DRH Regrem XVI, Inc.	Corporation	Delaware	Yes

DRH Regrem XVII, Inc.	Corporation	Delaware	Yes

DRH Regrem XVIII, Inc.	Corporation	Delaware	Yes

DRH Regrem XIX, Inc.	Corporation	Delaware	Yes

DRH Regrem XX, Inc.	Corporation	Delaware	Yes

DRH Regrem XXI, Inc.	Corporation	Delaware	Yes

DRH Regrem XXII, Inc.	Corporation	Delaware	Yes

DRH Regrem XXIII, Inc.	Corporation	Delaware	Yes

DRH Regrem XXIV, Inc.	Corporation	Delaware	Yes

DRH Regrem XXV, Inc. (f/k/a (i) D.R. Horton VEN, Inc., (ii) D.R. Horton, Inc. - Los Angeles and (iii) D.R. Horton, Inc. -Chicago)	Corporation	Delaware	Yes

DRH Regrem XLII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLIII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLIV, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLV, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLVI, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLVII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLVIII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem XLIX, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem L, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem LI, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem LII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem LIII, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem LIV, LLC	Limited Liability Company	Delaware	Yes

DRH Regrem LV, LLC	Limited Liability Company	Delaware	Yes

DRH Southwest Construction, Inc. (f/k/a DRH Land Company, Inc.)	Corporation	California	Yes

DRH Tucson Construction, Inc. (f/k/a DRH - California, Inc.)	Corporation	Delaware	Yes

HPH Homebuilders 2000 L.P.	Limited Partnership	California	Yes

KDB Homes, Inc.	Corporation	Delaware	Yes

Lexington Homes - DRH, LLC (f/k/a DRH Regrem XXXIV, LLC)	Limited Liability Company	Delaware	Yes

Meadows I, Ltd.	Corporation	Delaware	Yes

Meadows II, Ltd.	Corporation	Delaware	Yes

Meadows VIII, Ltd.	Corporation	Delaware	Yes

Meadows IX, Inc.	Corporation	New Jersey	No

Meadows X, Inc.	Corporation	New Jersey	No

Melody Homes, Inc.	Corporation	Delaware	Yes

Pacific Ridge - DRH, LLC (f/k/a (i) D.R. Horton - Seattle North, LLC and (ii) DRH Regrem XXVIII, LLC)	Limited Liability Company	Delaware	Yes

Schuler Homes of Arizona LLC	Limited Liability Company	Delaware	Yes

Schuler Homes of California, Inc.	Corporation	California	Yes

Schuler Homes of Oregon, Inc.	Corporation	Oregon	No

Schuler Homes of Washington, Inc.	Corporation	Washington	No

SGS Communities at Grande Quay L.L.C.	Limited Liability Company	New Jersey	No

SHA Construction LLC	Limited Liability Company	Delaware	Yes

SHLR of California, Inc.	Corporation	California	Yes

SHLR of Nevada, Inc.	Corporation	Nevada	No

SHLR of Washington, Inc.	Corporation	Washington	No

SRHI LLC	Limited Liability Company	Delaware	Yes

SSHI LLC	Limited Liability Company	Delaware	Yes

Vertical Construction Corporation (f/k/a Lokelani Construction Corporation)	Corporation	Delaware	Yes

Walker Drive, LLC (f/k/a DRH Regrem XXXVII, LLC)	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Antigua, LLC (f/k/a Western Pacific Housing - Eastlake, LLC)	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Broadway, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Canyon Park, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Carrillo, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Communications Hill, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Copper Canyon, LLC (f/k/a Agoura II, LLC)	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Creekside, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Lomas Verdes, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-McGonigle Canyon, LLC (f/k/a Western Pacific Housing-Carlsbad II, LLC)	Limited Liability Company	Delaware	Yes

Western Pacific Housing - Mountaingate, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Norco Estates, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Pacific Park II, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Park Avenue East, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Park Avenue West, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Playa Vista, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-River Ridge, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Terra Bay Duets, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrey Meadows, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrey Village Center, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Windemere, LLC (f/k/a Western Pacific Housing-Glacier, LLC)	Limited Liability Company	Delaware	Yes

Western Pacific Housing, Inc. (f/k/a Schuler Homes Holdco, Inc.)	Corporation	Delaware	Yes

Western Pacific Housing Management, Inc. (f/k/a Western Pacific Housing, Inc. (CA))	Corporation	California	Yes

WPH-Camino Ruiz, LLC	Limited Liability Company	Delaware	Yes